Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is entered into effective as of December 1, 2014 (the “Effective Date”) by and between Luby’s, Inc. a Delaware corporation (together with its subsidiaries, “Luby’s”) and Christopher J. Pappas, a resident of Houston, Texas (“Executive”). Luby’s and Executive are sometimes referred to collectively herein as the “Parties.”

WHEREAS, the Parties entered into that certain Employment Agreement, dated January 24, 2014 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to extend the term and to reflect the current base salary of Executive under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants, and subject to the terms and conditions herein set forth, the Parties hereby agree as follows:

1)     Section 3 of the Agreement is hereby amended and replaced in its entirety with the following:

Section 3. Term. Subject to the provisions for termination of employment as provided in Section 8(a), Executive’s employment under this Agreement shall be for a period beginning on the Effective Date and ending on August 31, 2016 (“Term”).

2)     Section 4(a) of the Agreement is hereby amended and replaced in its entirety with the following:

(a)          Base Salary. Luby’s shall pay to Executive a fixed annual base salary (the “Base Salary”) of four hundred and sixty-two thousand dollars ($462,000) for each year of the Term. The Base Salary shall be payable in equal, semi-monthly installments on the 15th day and last day of each month or at such other times and in such installments as may be agreed between Luby’s and Executive. All payments shall be subject to the deduction of payroll taxes, income tax withholdings, and similar deductions and withholdings as required by law. The Base Salary may be modified at any time by the Board of Directors or an authorized committee thereof with the written consent of Executive.

3)     Except as modified and amended in this Amendment, the Agreement shall remain in full force and effect.

4)     This Amendment shall be governed by and construed in accordance with the laws governing the Merger Agreement.

5)     This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

LUBY’S, INC.		CHRISTOPHER J. PAPPAS

By:	/s/ Peter Tropoli	/s/ Christopher J. Pappas
Name:	PETER TROPOLI
Title:	Chief Operating Officer